Exhibit 99.1
STONERIDGE, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
On January 30, 2026, Stoneridge, Inc. (the “Company”) completed the sale of its Control Devices business segment (the “Business”) to Control Devices Acquisition, LLC, a Delaware limited liability company and an affiliate of Center Rock Capital Partners, L.P. (“Buyer”) for a purchase price of $59.0 million, subject to customary post-closing adjustments (the “Transaction”). The Transaction was consummated pursuant to the terms and conditions of the Stock Purchase Agreement, dated as of January 30, 2026, between the Company and the Buyer. The Transaction is considered a significant disposition under Regulation S-X Article 11 significance tests, as such the Company is providing pro financial information giving effect to the disposal herein.
The unaudited pro forma condensed consolidated financial statements have been derived from the Company’s historical consolidated financial statements and give effect to the Transaction. The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2025 reflects the Company’s financial position as if the Transaction had occurred on September 30, 2025. The following unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2025 and year ended December 31, 2024 reflect the Company’s results as if the Transaction had occurred as of January 1, 2024 for all periods presented.
The unaudited pro forma condensed consolidated financial statements have been prepared based upon the best available information and management estimates and are subject to assumptions and adjustments described below and in the accompanying notes to those financial statements. Management believes these assumptions and adjustments are reasonable, given the information available at the filing date. The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Regulation S-X Article 11. They are not intended to be a complete presentation of the Company’s financial position or results of operations had the Transaction occurred as of and for the periods indicated. In addition, the unaudited pro forma condensed consolidated financial statements are provided for illustrative and informational purposes only and are not necessarily indicative of the Company’s future results of operations or financial condition had the Transaction been completed on the dates assumed. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with our historical consolidated financial statements and accompanying notes, specifically in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2025, and the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2025, as filed with the SEC on November 6, 2025.

STONERIDGE, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

	As of September 30, 2025
(in thousands)	Historical Stoneridge (as reported)	Disposal of Segment (a)	Transaction Accounting Adjustments		Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$53,988	$(4,681)	$23,879	(b)	$73,186
Accounts receivable, net	153,072	(52,864)	6,375	(b)	106,583
Inventories, net	145,449	(27,756)	—		117,693
Prepaid expenses and other current assets	31,806	(4,300)	—		27,506
Total current assets	384,315	(89,602)	30,254		324,968
Long-term assets:
Property, plant and equipment, net	100,477	(39,626)	—		60,851
Intangible assets, net	40,741	(1,056)	—		39,685
Goodwill	37,530	—	—		37,530
Operating lease right-of-use asset	13,481	(3,205)	—		10,276
Investments and other long-term assets, net	55,535	(4,333)	(54,574)	(c)(d)	(3,372)
Total long-term assets	247,764	(48,220)	(54,574)		144,970
Total assets	$632,079	$(137,822)	$(24,319)		$469,938

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of debt	$947	$—	$—		$947
Accounts payable	101,773	(42,554)	2,205	(b)	61,424
Accrued expenses and other current liabilities	77,292	(5,268)	—		72,024
Total current liabilities	180,012	(47,822)	2,205		134,395
Long-term liabilities:
Revolving credit facility	170,194	—	(30,000)	(e)	140,194
Deferred income taxes	4,939	(901)			4,038
Operating lease long-term liability	9,514	(2,472)			7,042
Other long-term liabilities	16,225	(2,004)			14,221
Total long-term liabilities	200,872	(5,377)	(30,000)		165,495
Shareholders' equity:
Preferred Shares, without par value, 5,000 shares authorized, none issued	—	—	—		—
Common Shares, without par value, 60,000 shares authorized, 28,966 shares issued and 28,018 shares outstanding at September 30, 2025, with no stated value	—	—	—		—
Additional paid-in capital	218,048	(63,419)	63,419	(c)	218,048
Common Shares held in treasury, 948 shares at September 30, 2025, at cost	(27,457)	—	—		(27,457)
Retained earnings	154,059	(23,716)	(59,943)	(f)(k)	70,400
Accumulated other comprehensive loss	(93,455)	2,512	—		(90,943)
Total shareholders' equity	251,195	(84,623)	3,476		170,048
Total liabilities and shareholders' equity	$632,079	$(137,822)	$(24,319)		$469,938

STONERIDGE, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Nine months ended September 30, 2025
(in thousands, except per share data)	Historical Stoneridge (as reported)	Disposal of Segment (a)	Transaction Accounting Adjustments		Pro Forma

Net sales	$656,109	$(213,515)	$41,435	(g)(h)	$484,029
Costs and expenses:
Cost of goods sold	518,105	(179,568)	38,412	(g)(h)	376,949
Selling, general and administrative	96,125	(18,479)	—		77,646
Design and development	50,984	(11,952)	—		39,032
Operating (loss) income	(9,105)	(3,516)	3,023		(9,598)
Interest expense (income), net	10,102	178	(1,742)	(i)	8,538
Equity in earnings of investee	(124)	—	—		(124)
Other expense (income), net	5,378	(929)	—		4,449
(Loss) income before income taxes	(24,461)	(2,765)	4,765		(22,461)
Provision (benefit) for income taxes	1,465	(3,179)	1,031	(j)	(683)
Net (loss) income from continuing operations	$(25,926)	$414	$3,734		$(21,778)

Loss per share from continuing operations:
Basic	$(0.93)				$(0.78)
Diluted	$(0.93)				$(0.78)

Weighted-average shares outstanding:
Basic	27,776				27,776
Diluted	27,776				27,776

STONERIDGE, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (CONTINUED)

	Year ended December 31, 2024
(in thousands, except per share data)	Historical Stoneridge (as reported)	Disposal of Segment (a)	Transaction Accounting Adjustments		Pro Forma

Net sales	$908,295	$(296,283)	$57,104	(g)(h)	$669,116
Costs and expenses:
Cost of goods sold	719,042	(248,412)	53,448	(g)(h)	524,078
Selling, general and administrative	117,460	(23,723)	(1,215)	(g)	92,522
Design and development	72,174	(20,116)	—		52,058
Operating (loss) income	(381)	(4,032)	4,871		458
Interest expense (income), net	14,447	4	(2,424)	(i)	12,027
Equity in loss of investee	1,292	—	—		1,292
Other (income) expense, net	(2,523)	380	—		(2,143)
(Loss) income before income taxes	(13,597)	(4,416)	7,295		(10,718)
Provision (benefit) for income taxes	2,927	(2,017)	1,724	(j)	2,634
Net loss (income) from continuing operations	$(16,524)	$(2,399)	$5,571		$(13,352)

Loss per share from continuing operations:
Basic	$(0.60)				$(0.48)
Diluted	$(0.60)				$(0.48)

Weighted-average shares outstanding:
Basic	27,596				27,596
Diluted	27,596				27,596
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Disposal of Segment
(a)    These adjustments reflect the removal of the associated assets, liabilities and operations attributable to the Business, which were included in the Company’s historical financial statements. The historical results of operations, which were removed, include certain corporate overhead and selling, general and administrative costs which were historically allocated to the Business based on estimated use. These allocations included wages and non-wage expenses related to the Company’s corporate support functions and occupancy costs, such as those related to operations, procurement, advanced manufacturing engineering and others.
Transaction Accounting Adjustments
(b)    Reflects the expected cash consideration received from the sale of the Business at the close of the Transaction, transaction costs and other items pursuant to the terms of the sale. The final cash amount will be determined subsequent to closing based on the final working capital balance as defined by the Stock Purchase Agreement and finalization of transaction costs. In addition, a receivable was recognized for estimated working capital due to the Company and a payable was recognized for certain transaction related costs. All transaction costs have been excluded from the pro forma condensed consolidated statements of income.

Purchase price	$59,000
Transaction costs due at close	(5,121)
Total closing cash consideration	53,879
Required repayment of revolving credit facility (e)	(30,000)
Net closing cash consideration	$23,879

(c)     Reflects eliminations of intercompany investment and equity balances.
(d)    Reflects the net impact of deferred tax assets attributed to the Business.
(e)    Reflects the use of closing cash consideration to repay $30.0 million of outstanding debt on the Company’s revolving credit facility, a portion of which was required to be repaid under the terms of our amended and restated credit agreement.
(f)    Reflects the estimated pre-tax loss on the sale of the Business and the effect on total equity of the adjustments described in notes (b) through (e) above.
(g)    In connection with the sale, the Company and Buyer have entered into manufacturing, employee leasing and transition services agreements at closing whereby both the Company and the Buyer will provide certain post-close services on a transitional basis. The estimated impacts of these agreements have been reflected within the unaudited pro forma condensed consolidated statements of income, depending on the nature of the services provided. These agreements have various terms of 4 - 36 months following the close of the Transaction.
(h)    Reflects an adjustment to record the impact to net sales and cost of goods sold of trade sales previously eliminated as intercompany sales. Eliminations were based on actual historical intercompany sales.
(i)    Reflects a reduction of interest expense incurred in connection with the repayment of $30.0 million of outstanding debt outlined in footnote (e). Interest expense was calculated using the weighted average interest rates of our revolving credit facility for the periods presented.
(j)     Reflects the tax impact of pro forma adjustments relating to the removal of the Business, as well as the estimated tax impact attributable to the various manufacturing and transition service agreements provided by and on the behalf of the Company. This adjustment was determined by applying the relevant statutory tax rates to the jurisdictional mix of income of these adjustments. This transaction accounting adjustment also reflects the impact of deferred tax asset and liability reversals.
(k)    The estimated pre-tax loss on the sale of the Business, as reflected in the condensed consolidated statement of income for the year ended December 31, 2024, is calculated as follows:

Total closing cash consideration (b)	$53,879
Net assets of the Business	(90,991)
Estimated working capital adjustment	6,375
Transaction accounting adjustments	(7,326)
Pre-tax loss on sale of business	$(38,063)